UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
September 14, 2009

INCOMING, INC.
(Exact name of registrant as specified in its charter)

NEVADA	333-152012
(State or other jurisdiction of incorporation)	(Commission File No.)

1635 N. Cahuenga
Los Angeles, CA 90028
 (Address of principal executive offices and Zip Code)

(323) 460-6161
 (Registrant’s telephone number, including area code)

8300 N. Hayden Road, Suite 207
Scottsdale, AZ 85258
 (Former name or former adress, if changed since last report)

Copy of Communication to:
Befumo & Schaeffer, PLLC
2020 Pennsylvania Ave., NW # 840
Washington, DC 20006

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Election of Ephren Taylor as Officer

On September 14, 2009 Ephren W. Taylor II was nominated and elected by the Board of Directors as Registrant’s President and Chief Executive Officer to serve until his successors shall be elected and qualified until the earlier of  death, resignation or removal in the manner provided for in the Company’s by-laws.

Appointment of Ephren Taylor to the Board of Directors

On September 14, 2009, Ephren W. Taylor II was appointed as a member of the Board of Directors of the Company to serve until his successors shall be elected and qualified on the earlier of death, resignation or removal in the manner provided for in the Company’s by-laws.

Mr. Taylor has been a successful businessman since his teen years, building a multi-million dollar technology company, GoFerretGo.com, by age 17.  In 2006  Mr. Taylor became Chief Executive Officer of City Capital Corporation, making him the youngest African American CEO of any publicly traded corporation to date.  While at City Capital Corporation, Taylor started the Goshen Energy initiative which focuses on producing alternative energy specializing in biofuels.

Mr. Taylor has an extensive background in startup firms from tech to real estate, and has helped start, fund and lead companies to profitability. Mr. Taylor is a dynamic public speaker, author and business consultant.  He has worked closely with corporations and entities such as CitiGroup, Sprint, Target, Wal-Mart, Air National Guard and city municipalities.

Ephren W. Taylor II has not during the past five years been involved in any of the following proceedings:

1.	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

2.	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.
being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

4.
being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

There are no employment agreements between the Registrant and Ephren W. Taylor II.

Departure of Elaina Watley as the President and Director

On September 14, 2009, Elaina Watley resigned as Registrant’s President and Director.

Departure of Aaron West as the Chief Executive Officer and Director

Also on September 14, 2009, Aaron West resigned as Registrant’s Chief Executive Officer and Director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INCOMING, INC.

Date: September 18, 2009	By:	/s/ Ephren W. Taylor II
Ephren W. Taylor II
President